UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):         December 26, 2003

eOn Communications Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-26399	62-1482176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4105 Royal Drive NW Kennesaw, Georgia	30144
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 770-423-2200

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events

Effective December 26, 2003, Thomas G. “Kelly” Bevan resigned from the position of VP-Chief Marketing Officer of eOn Communications.

Albert Randall “Randy” Ourt—Director of Business Development and Marketing—will assume Mr. Bevan’s duties. Prior to joining the Company in 2003, Mr. Ourt invested 20+ years in the Telecommunications and Energy industries, including national consumer marketing programs with AT&T, headquarters strategic marketing programs for MCI’s $6 billion Business Markets division, and directing the $1 billion large account customer segment for Public Service Electric and Gas in New Jersey. From 2001-2003, Randy worked directly within the call center industry, creating and managing an industry consortium of over 40 contact center alliances and consulting partners.

Randy is a graduate of the University of North Carolina – Wilmington, and formerly served as a “Speakers on Tour” executive with the American Marketing Association.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2003

EON COMMUNICATIONS CORPORATION

By:	/s/ DAVID S. LEE

David S. Lee President and Chief Executive Officer